Exhibit 32.1

Certification Pursuant To

18 U.S.C. Section 1350

As Adopted Pursuant To

Section 906 of the Sarbanes‑Oxley Act of 2002

In connection with the Annual Report of Abbott Laboratories (the “Company”) on Form 10‑K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Miles D. White, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MILES D. WHITE
Miles D. White,
Chairman of the Board and
Chief Executive Officer

Date: February 21, 2020

A signed original of this written statement required by Section 906 has been provided to Abbott Laboratories and will be retained by Abbott Laboratories and furnished to the Securities and Exchange Commission or its staff upon request.